UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant    |X|

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|_|    Preliminary Proxy Statement         |_|    Confidential, for Use of the
                                                  Commission Only (as permitted
|X|    Definitive Proxy Statement                 by Rule 14a-6(e)(2))

|_|    Definitive Additional Materials

|_|    Soliciting Material Under Rule 14a-12


                        TUMBLEWEED COMMUNICATIONS CORP.
              ----------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                                              Tumbleweed Communications Corp.
                                              700 Saginaw Drive
                                              Redwood City, California 94063
                                              www.tumbleweed.com

                               [GRAPHIC OMITTED]
To our Stockholders:

      I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Tumbleweed Communications Corp. to be held on June 9, 2005 at 10:00 a.m. pacific daylight time at corporate headquarters at 700 Saginaw Drive, Redwood City, California 94063.

      Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

      Thank you for your ongoing support of and continued interest in Tumbleweed Communications Corp.

                                          Sincerely,

                                          /s/ Jeffrey C. Smith

                                          Chief Executive Officer and
                                             Chairman of the Board of Directors

                        Tumbleweed Communications Corp.
                               700 Saginaw Drive
                         Redwood City, California 94063

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 9, 2005

                              --------------------

TIME:                   10:00 a.m. Pacific Daylight Time

PLACE:                  700 Saginaw Drive, Redwood City, California 94063

ITEMS OF BUSINESS:          o   To elect two Class III directors for a 3-year
                                term.

                            o To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2005.

                            o To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:            Stockholders of record of Tumbleweed Communications
                        Corp. at the close of business on April 15, 2005 are entitled to notice of and to vote at this Annual
                        Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:        Please submit a proxy as soon as possible so that your
                        shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the QUESTIONS
                        AND ANSWERS beginning on page 2 of this Proxy Statement and the instructions on the proxy card.

                                            By order of the board of directors,

                                                /s/ Bernard J. Cassidy
                                                     Bernard J. Cassidy
                                                         Secretary

Redwood City, California
May 13, 2005

                      2005 ANNUAL MEETING OF STOCKHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING                                1

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS                           4

PROPOSAL 1   ELECTION OF DIRECTORS                                            6

PROPOSAL 2   RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS                9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               10

EXECUTIVE COMPENSATION                                                       11

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
 EXECUTIVE COMPENSATION                                                      15

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS                      18

AUDIT FEES AND PRE-APPROVAL POLICIES                                         19

PERFORMANCE MEASUREMENT COMPARISON                                           19

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT                          19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               20

OTHER MATTERS                                                                20

ADDITIONAL INFORMATION                                                       20

                        TUMBLEWEED COMMUNICATIONS CORP.
               700 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA 94063

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

      This Proxy Statement contains information relating to the Annual Meeting of Stockholders of Tumbleweed Communications Corp., a Delaware corporation, to be held on June 9, 2005, beginning at 10:00 a.m. Pacific Daylight Time, at 700 Saginaw Drive, Redwood City, California 94063, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about May 13, 2005.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

      At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

      o    the election of two Class III directors for a 3-year term, and

      o the ratification of the appointment of KPMG LLP as our independent accountants for our fiscal year ending December 31, 2005.

      In addition, our management will report on our performance during fiscal 2004 and respond to questions from stockholders.

What shares can I vote?

      All shares of our common stock owned by you as of the close of business on the record date, April 15, 2005, may be voted by you. These shares include
(1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

      Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

      If your shares are registered directly in your name with our transfer agent, Equiserve, L.P., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each item?" below.

How can I vote my shares in person at the meeting?

      Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

      EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

      Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

      Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

      BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

      BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

      BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

      Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting by filing with our Corporate Secretary at 700 Saginaw Drive, Redwood City, California 94063, a notice of revocation or by submitting a duly executed proxy bearing a later date or by voting by telephone or Internet on a later date or it may be revoked by attending the meeting and voting in person.

      If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. At the close of business on the record date, 48,232,629 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are the Board of Directors' recommendations?

      Unless you give other instructions either via your proxy card or your electronic vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors' recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

      o "FOR" the election of each of our nominees to the Board of Directors; and

      o "FOR" the ratification of the appointment of KPMG LLP as our independent accountants for our fiscal year ending December 31, 2005.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors. The ratification of the appointment of auditors will require the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What does it mean if I receive more than one proxy or voting instruction card?

      It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

      We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Who will count the votes?

      A representative of Equiserve, L.P., our transfer agent, will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

      We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired ADP, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay ADP, Inc. a fee of approximately $12,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year's annual meeting of stockholders?

      For a stockholder's proposal to be included in our Proxy Statement for the 2006 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the proposal must be received by our Corporate Secretary at 700 Saginaw Drive, Redwood City, California 94063 not later than January 13, 2006. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our Bylaws require that such proposals must be submitted to our Corporate Secretary, not later than April 10, 2006 and not earlier than March 11, 2006, unless the Annual Meeting is called for a date earlier than May 10, 2006 or later than July 9, 2006, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

              CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the members of the Board of Directors and are they independent?

      The continuing members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

-------------------------------------------------------------------------------
Director                          Audit        Nominating      Compensation
                                Committee       Committee        Committee
-------------------------------------------------------------------------------
Taher Elgamal                                       *
-------------------------------------------------------------------------------
Christopher H. Greendale            *                                *
-------------------------------------------------------------------------------
Kenneth R. Klein                                                     **
-------------------------------------------------------------------------------
Standish H. O'Grady                 *
-------------------------------------------------------------------------------
Deborah D. Rieman                                   **               *
-------------------------------------------------------------------------------
James P. Scullion                   **
-------------------------------------------------------------------------------
Jeffrey C. Smith
-------------------------------------------------------------------------------
_________________
*     Committee member
**    Committee chairperson

      Our Board of Directors has determined that each of Messrs Elgamal, Greendale, Klein, O'Grady and Scullion and Dr. Rieman meet the independence requirements of the NASD listing standards.

How often did the Board of Directors meet during fiscal 2004?

      During the fiscal year ended December 31, 2004, the Board of Directors held 9 meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

      The Company does not have a policy on director attendance at Annual Meetings of stockholders. None of our directors were in attendance at the 2004 Annual Meeting of stockholders.

How do stockholders communicate with the Board of Directors?

      The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to our Corporate Secretary at 700 Saginaw Drive, Redwood City, California 94063. To communicate with any of our directors electronically, stockholders should send an email message to directors@tumbleweed.com.

      All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Does the Company have a Code of Ethics?

      Yes. We have adopted a code of conduct for all of our employees and directors, including our chief executive officer, chief financial officer, other executive officers and senior financial personnel. A copy of our code of conduct is available on our web site at www.tumbleweed.com under the caption "Corporate Governance" on the Investor Relations page. We intend to post on our web site any material changes to, or waiver from our code of business conduct, if any, within five business days of such event. Information available on our web site is not being incorporated into this proxy statement.

What are the standing committees of the Board of Directors?

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

      The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The members of the Audit Committee are James P. Scullion (Chairman), Christopher H. Greendale and Standish H. O'Grady, each of whom is an independent director under the NASD listing standards. The Audit Committee held 6 meetings during the fiscal year ended December 31, 2004.

      Our Board of Directors has determined that Mr. Scullion, the Chairman of our Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations by virtue of his education and experience, especially his experience as Chief Financial Officer of DataTrak, Inc. and as both Chief Financial Officer and Chief Operating Officer at Identix.

Compensation Committee

      The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The current members of the Compensation Committee are Christopher H. Greendale, Kenneth R. Klein (Chairman), and Deborah D. Rieman, each of whom is an independent director under the NASD listing standards. Following discussions and upon motion from the Nominating Committee of the Board of Directors, the Board of Directors approved changes to the composition of the Compensation Committee effective April 13, 2005. During the fiscal year ended December 31, 2004 and continuing until April 13, 2005, the Compensation Committee consisted of David F. Marquardt (Chairman) and Kenneth R. Klein. The Compensation Committee held four meetings during the fiscal year ended December 31, 2004.

Nominating Committee

      The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, and to advise the Board with respect to Board and Board committee composition and procedures. A copy of the charter is attached as Appendix A to this Proxy Statement and is also available on our website at www.tumbleweed.com under the caption "Corporate Governance" on the Investor Relations page.

      The members of the Nominating Committee are Deborah D. Rieman (Chairman), and Taher Elgamal, each of whom is an independent director under the NASD listing standards. See "Director Independence" above. The Nominating Committee held no meetings during the fiscal year ended December 31, 2004.

      The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

      The stockholder recommendation and information described above must be sent to the Corporate Secretary at 700 Saginaw Drive, Redwood City, California 94063 and must be received by the Corporate Secretary in accordance with the procedures set out under "May I propose actions for consideration at next year's annual meeting of stockholders?" on page 4 of this Proxy Statement.

      The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds, experience, gender and race.

      The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board--for example, retirement as a CEO or CFO of a public company or exiting government or military service--especially business and civic leaders in the communities in which the Company's facilities are located. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

      Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

      Our Certificate of Incorporation currently authorizes no fewer than one and no more than ten directors. Our Board of Directors is currently comprised of eight directors. Our Certificate of Incorporation divides the Board of Directors into three classes--Class I, Class II and Class III--with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term and until their successors are duly elected and qualified. The Class III directors will stand for reelection or election at the Annual Meeting. The Class I directors will stand for reelection or election at the 2006 annual meeting and the Class II directors will stand for reelection or election at the 2007 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

      The names of the nominees for election as Class III directors at the Annual Meeting and of the continuing Class I and Class II directors, and certain information about them as of December 31, 2004, are set forth below:

Name                                  Age   Principal Occupation/Position Held With Us
---------                             ---   ----------------------------------------------

Nominees for Class III directors:

Christopher H. Greendale              53    General Partner, Kodiak Venture Partners

Standish H. O'Grady                   45    Senior Managing Director of Granite Ventures, LLC


Incumbent Class II directors:

Taher Elgamal                         49    Chairman and Chief Technology Officer, Securify, Inc.

Deborah D. Rieman                     55    Private Investment Fund Manager and Consultant

James P. Scullion                     49    Chief Executive Officer, ComnetiX, Inc.


Incumbent Class I directors:

Jeffrey C. Smith                      38    Founder, Chairman and Chief Executive Officer

Kenneth R. Klein                      45    Chief Executive Officer, Wind River Systems, Inc.

      Christopher H. Greendale has been a director of Tumbleweed since August 2001. From May 2004 to present Mr. Greendale has been a General Partner with Kodak Venture Partners (KVP), a venture capital firm and from May 2002 to May 2004, Mr. Greendale was a venture partner with KVP. From March of 2002 to March 2003, Mr. Greendale was a Venture Partner of GrandBanks Capital, a venture capital firm established in partnership with SOFTBANK and Mobius Venture Capital (SOFTBANK Venture Capital). From September 2000 to March 2002, Mr. Greendale was engaged in independent venture capital investing. From January 1998 until September 2000, he was a Managing Director with Internet Capital Group (ICG), an Internet holding company actively engaged in more than 70 business-to-business e-commerce partner companies. In addition, he currently serves on the board of directors of a number of early stage systems integration and software companies. From 1991 to 1997 Mr. Greendale served as Executive Vice President, Marketing for Cambridge Technology Partners Massachusetts Inc., a provider of software development services that he co-founded and helped grow to over $600 million in annual revenues. From November 1990 until March 1991, Mr. Greendale was an independent management consultant. From June 1990 until November 1990, Mr. Greendale served as Vice President, Marketing for Oracle Corporation, a software development company. From April 1989 until June 1990, Mr. Greendale served as Vice President, Worldwide Marketing for Ingres Corporation, a software development company. From February 1986 until April 1989, Mr. Greendale served as President and Chief Operating Officer of Network Technologies, a software development company. Mr. Greendale holds a B.A. in Math and an M.B.A. from Southern Illinois University.

      David F. Marquardt has been a Director of Tumbleweed since August 1997. Mr. Marquardt is a founding General Partner of August Capital, L.P., formed in 1995, and has been a General Partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. Mr. Marquardt is a director of Microsoft Corporation, Netopia, Inc., Seagate Technology LLC and various privately held companies and sits on the compensation committee at Seagate Technology LLC and the finance and governance and nominating committees at Microsoft Corporation. Mr. Marquardt received a B.S. in Mechanical Engineering from Columbia University and an M.B.A. from Stanford Graduate School of Business. Mr. Marquardt has chosen not to stand for re-election at the Annual Meeting.

      Standish H. O'Grady has been a Director of Tumbleweed since August 1997. Mr. O'Grady is a founder and Managing Director of Granite Ventures LLC, an early stage technology venture capital firm formed in 1998. He previously served in various positions with Hambrecht & Quist Group's venture capital practice since 1986. Mr. O'Grady is currently a director of Wind River Systems, Inc. and various privately held companies and sits on the compensation and nominating committees at WindRiver Systems, Inc. Mr. O'Grady holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

      Jeffrey C. Smith, has been Chief Executive Officer and Chairman of the Board of Directors since the Company was founded in 1993 and is responsible for strategic planning and business development. Prior to founding Tumbleweed in June 1993, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aeon Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989. Mr. Smith holds a B.S. in Computer Science from Stanford University.

      Kenneth R. Klein has been a Director of Tumbleweed since February 2000. Mr. Klein has been President, Chief Executive Officer and Chairman of the Board of Directors of of Wind River Systems, Inc. since January 2004. From January 2000 to January 2004, Mr. Klein served as the Chief Operating Officer of Mercury Interactive and was on the Mercury Interactive's board of directors since July 2000. From July 1998 to January 2000, he served as President, North American Operations. From April 1995 to July 1998 he served as Vice President of North American Sales. From May 1992 to March 1995, he served as Western Area Sales Director. From March 1990 to May 1992, Mr. Klein served as Regional Sales Manager for Interactive Development Environments, a CASE tool company. Prior to that Mr. Klein served in a variety of engineering and sales management roles in the software industry. Mr. Klein holds degrees in Electrical Engineering and Biomedical Engineering from the University of Southern California.

      Taher Elgamal has been a Director of Tumbleweed since July 2003. Dr. Elgamal has served as chairman and chief executive officer for Ektasis, Inc. a second generation Internet company since March of 2005. From June 1998 to March 2005, Dr. Elgamal served as chief executive officer for Securify, an internet security company. From April 1995 to June 1998, Dr. Elgamal served as chief scientist for Netscape Communications, an internet software company. Dr. Elgamal is a director of RSA Security, Inc., Phoenix Technologies, Ltd., and Hi/fn, Inc. Dr. Elgamal sits on the audit committee of RSA Security, Inc., and on the audit and compensation committees at Phoenix Technologies, Ltd., and Hi/fn, Inc. Dr. Elgamal holds a B.S. degree in Electrical Engineering from Cair University and an M.S. degree and a Ph.D. degree in Electrical Engineering from Stanford University.

      Deborah D. Rieman has been a Director of Tumbleweed since March 2001. Dr. Rieman currently manages a private investment fund. From 1995 to 1999, Dr. Rieman served as President and Chief Executive Officer of CheckPoint Software Technologies, Inc., an internet security software company. Prior to joining CheckPoint, Dr. Rieman held various executive and marketing positions with Adobe Systems, Inc., Sun Microsystems, Inc. and Xerox Corporation. She also serves as a director of Arbinet, Inc., Keynote Systems, Inc., Kintera, Inc. and Corning, Inc. Dr. Rieman holds a B.A. in Mathematics from Sarah Lawrence College and a Ph.D. in Mathematics from Columbia University.

      James P. Scullion has been a Director of Tumbleweed since April 2003. Mr. Scullion has served as Chief Executive Officer of ComnetiX, Inc. since January 2004 and has served on ComnetiX's board of directors since January 2004. Mr. Scullion served as President and Chief Operating Officer of Identix Incorporated from April 1999 to June 2002, Executive Vice President from 1996 to 1999, and Chief Financial Officer from 1990 to 2001. Mr. Scullion served on the Identix board of directors from October 1998 to June 2002. From 1986 to 1990, Mr. Scullion served as Chief Financial Officer of DataTrak, Inc. Mr. Scullion is also chairman of Tumbleweed's Audit Committee.

      Information with respect to our Audit Committee is set forth above under the heading "What are the standing committees of the Board of Directors - Audit Committee."

Vote Required

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP to continue as our independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP served as our independent auditors for the fiscal year ending December 31, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Vote Required

      The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest stockholders own?

      The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2005 by: (a) each director and nominee for director named in "Proposal 1--Election of Directors"; (b) each of the executive officers and individuals named in the Summary Compensation Table;
(c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock.

                                                                                  Beneficial
                                                                                 Ownership(1)
                                                                         -----------------------------
                                                                             Number         Percent
Name and Address of Beneficial Owner                                      of Shares (3)  of Total (4)
--------------------------------                                         --------------  -------------
   UBS AG, Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland(2)        3,833,500        7.96%
Directors and Named Executive Officers:
Taher Elgamal                                                                  82,703          *
Deborah D. Rieman                                                             196,980          *
James P. Scullion                                                              75,208          *
Christopher H. Greendale                                                      177,083          *
David F. Marquardt                                                            391,921          *
Standish H. O'Grady(5)                                                        131,855          *
Jeffrey C. Smith(6)                                                         2,422,533        5.0%
Kenneth R. Klein                                                              173,542          *
Timothy G. Conley                                                             333,334          *
Denis Brotzel                                                                 160,786          *
Directors and executive officers as a group                                 4,220,945        8.8%

_________________

* Less than 1% of the outstanding shares of common stock.

(1)   Based upon information supplied by officers, directors and principal stockholders and Schedules
      13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless
      otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,154,581outstanding shares on December 31, 2004 adjusted as required by rules promulgated by the SEC.

(2)   Based on information furnished in Schedule 13G, dated February 14, 2005, and filed with the SEC on February 17, 2005, jointly by UBS AG, UBS Americas Inc. and UBS Global Asset Management
      (Americas) Inc., in which UBS AG reports that it is the beneficial owner of 3,833,500 shares of
      Common Stock (consisting of 3,312,400 shares as to which it has shared dispositive power,
      521,100 shares as to which it has sole dispositive power and 2,981,900 as to which it has sole voting power), which includes (i) 3,066,100 shares reported as beneficially owned by its wholly owned subsidiary UBS America Inc., and (ii) 2,841,900 shares reported as beneficially owned by
      UBS Global Management (Americas) Inc., a wholly owned subsidiary of UBS America Inc.

(3)   Includes shares subject to options exercisable within 60 days of December 31, 2004 as presented in the table below.

(4)   Percentage of total are based on 48,154,581 outstanding shares on December 31, 2004 adjusted as required by rules promulgated by the SEC.

(5)   Voting and dispositive power over 6,883 shares held by H&Q Adobe Venture Management II, LLC is held by all its members. Mr. O'Grady is a member of H&Q Adobe Venture Management II, LLC and may be deemed to share voting and investment power with respect to these shares. However, Mr.
      O'Grady disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(6)   Includes 260,000 shares held by the Jeffrey C. Smith Annuity Trust. Mr. Smith is the sole trustee of the trust.


                                                                   Shares
                                                                  Subject
Name                                                             to Options
-----------                                                     ------------

Taher Elgamal                                                        74,737

Deborah D. Rieman                                                   196,980

James P. Scullion                                                    75,208

Christopher H. Greendale                                            177,083

David F. Marquardt                                                  174,104

Standish H. O'Grady                                                 114,000

Jeffrey C. Smith                                                    569,386

Kenneth R. Klein                                                    173,542

Timothy G. Conley                                                   280,679

Denis Brotzel                                                       160,786

________________

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

Who are our executive officers?

      Jeffrey C. Smith has been Chief Executive Officer and Chairman of the Board of Directors since the company was founded in 1993 and is responsible for strategic planning and business development. Before founding Tumbleweed in June 1993, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aeon Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989. Mr. Smith holds a B.S. in Computer Science from Stanford University. Mr. Smith has announced that he will step down as Chief Executive Officer of Tumbleweed once a suitable replacement Chief Executive Officer has been retained. Mr. Smith is 38 years old.

      Timothy G. Conley, Senior Vice President, Finance, and Chief Financial Officer is responsible for finance and administration. From January 2000 through June 2003, Mr. Conley served as vice president, finance, and chief financial officer for Valicert, Inc. From September 1998 to January 2000, Mr. Conley was vice president of finance and chief financial officer of Longboard, Inc., a provider of telecommunications systems. From June 1997 to August 1998, Mr. Conley served as vice president of finance and chief financial officer of Logicvision, a provider of intellectual property for use in the design and testing of semiconductor devices. Previously, from November 1989 to May 1997, Mr. Conley was vice president of finance and chief financial officer of Verilink Corporation, a manufacturer of network access equipment. Mr. Conley holds a B.S. degree in business administration from Wisconsin State University and is a certified public accountant. Mr. Conley is 56 years old.

      Denis Brotzel, Senior Vice President of Worldwide Sales, is responsible for managing Tumbleweed's sales organization. Prior to joining Tumbleweed in July of 2003, Mr. Brotzel served as vice president of global sales for Valicert, Inc. from October 2002. From March 2000 through October 2002 Mr. Brotzel served as Valicert's vice president of North American Sales. From October 1998 to March 2000, Mr. Brotzel was the vice president of global sales for EGS, Inc., a division of Invensys plc, a global leader in business and process automation. From September 1984 to October 1998, Mr. Brotzel was the vice president of sales and held various senior management positions at Measurex, a division of Honeywell, Inc. Mr. Brotzel holds a B.S. degree in applied physics from the University of Middlesex, London, England. Mr. Brotzel is 53 years old.

      There are no family relationships among any of our directors and executive officers.

                           Summary Compensation Table

      The following table indicates information concerning compensation of our Chief Executive Officer and our most highly compensated executive officers other than the Chief Executive Officer whose salary and bonus exceeded $100,000 for the last fiscal years ended 2004, 2003 and 2002 (the "named executive officers").


                                                                                       Long-Term
                                                       Annual Compensation           Compensation
                                                ---------------------------------  ----------------

                                                                                     Securities
                                                           Salary      Bonus         Underlying
   Name and Principal Position                   Year        ($)        ($)          Options (#)
   -------------------------------------       -------   ---------  ------------  -----------------
   Jeffrey C. Smith                              2004     187,500      12,493(1)         80,000
      Chairman and Chief Executive Officer       2003     180,000      11,601(1)        100,000
                                                 2002     174,092      35,966(1)        150,000

   Timothy G. Conley                             2004     186,958      19,250           110,000
      Senior Vice President and Chief            2003      74,813      13,500           300,000
      Financial Officer(2)                       2002          --          --                --

   Denis Brotzel                                 2004     173,750     226,797           100,000
      Senior Vice President Worldwide Sales(3)   2003      72,909      70,546           250,000
                                                 2002          --          --                --
_____________________

(1)  Includes $12,493, $11,601 and $15,891 representing the value of the ratable cancellation of our loan to Mr. Smith in 2004, 2003 and 2002, respectively, in accordance with the terms of his loan agreement, which provided for ratable cancellation of the loan based on his continued employment with Tumbleweed.

(2)  Mr. Conley was Chief Financial Officer of Valicert, Inc. prior to our acquisition of
     Valicert, and became Chief Financial Officer of Tumbleweed in July of 2003.

(3)  Mr. Brotzel was appointed as an executive officer effective May 5, 2004.

                       Option Grants In Last Fiscal Year

      The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2004 to the named executive officers.

      In the fiscal year ended December 31, 2004, we granted options to purchase up to an aggregate of 4,893,797 shares to employees and directors. All of these options were granted at exercise prices equal to the fair market value of our common stock on the date of grant. All options have a term of ten years. Our option shares generally either vest over four years, with 25% of the option shares vesting one year after the option grant date, or vest ratably each month over four years beginning on the option grant date.

      The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.


                                             Individual Grants                       Potential Realizable
                         -------------------------------------------------------       Value at Assumed
                                          Percent                                    Annual Rates of Stock
                          Number of       of Total                                  Price Appreciation for
                          Securities      Options                                        Option Term

                                      12

                          Underlying     Granted to                               -------------------------
                           Option        Employees      Exercise
                           Granted       in Fiscal       Price       Expiration
           Name              (#)           Year         ($/Share)        Date         5%($)       10%($)
    -------------------  ------------  -------------  ------------  ------------  ------------  -----------

    Jeffrey C. Smith          80,000         *            $4.80       06/02/14       241,496      611,997

    Timothy G. Conley        100,000         *            $4.80       06/02/14       301,869      764,996


                              10,000         *            $2.96       10/21/14        18,615       47,175

    Denis Brotzel            100,000         *            $4.80       06/02/14       301,869      764,996

_________________

*     Less than 1%


              Aggregated Option Exercises In Last Fiscal Year and
                         Fiscal Year-End Option Values

      The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 2004. No options were exercised by the named executive officers during the fiscal year ending December 31, 2004.

                                                Number of Securities
                                              Underlying Unexercised          Value of Unexercised
                                               Options Held at Fiscal         In-The-Money Options
                   Shares         Value             Year-End (#)             at Fiscal Year-End ($)
                 Acquired on    Realized    ---------------------------   ---------------------------
Name            Exercise (#)      ($)       Exercisable   Unexercisable   Exercisable   Unexercisable
----------      ------------   ----------   -----------   -------------   -----------   -------------
Jeffrey C. Smith      0             0         538,969        251,251         74,813         58,188

Timothy G. Conley     0             0         262,346        288,780         33,239              0

Denis Brotzel         0             0         144,044        253,983         30,854         11,091

      The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on a value of $2.30 per share, the fair market value of our common stock as of April 15, 2005, as determined by the Board of Directors, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

                           Compensation of Directors

      Our Board of Directors makes all decisions relating to the compensation of members of our Board of Directors. We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as our directors. We currently do not pay cash fees to our directors for attendance at meetings of for their services as members of the Board of Directors. In July 2004, we adopted a program under which: (1) each non-employee director will automatically receive an option to purchase 30,000 shares of common stock; (2) each non-employee director that serves on the Audit Committee will automatically receive an option to purchase an additional 10,000 shares of common stock; and (3) each non-employee director that serves on the Compensation Committee will automatically receive an option to purchase an additional 5,000 shares of common stock. All automatic grants will be made on the day following the Annual Meeting of Stockholders and the then-current fair market value and will vest as to 1/48th of the option shares on each monthly anniversary of the date of the grant.

      During fiscal year 2004 the following directors were granted options to purchase shares of common stock.

-------------------------------------------------------------------------------
                                              Number of          Exercise Price
Name of Director            Date of Grant     Shares Granted     of Grant
-------------------------------------------------------------------------------
Taher Elgamal               July 20, 2004          60,000             $2.93
-------------------------------------------------------------------------------
Christopher H. Greendale    July 20, 2004          40,000             $2.93
-------------------------------------------------------------------------------
Kenneth R. Klein            July 20, 2004          35,000             $2.93
-------------------------------------------------------------------------------
David F. Marquardt          July 20, 2004          40,000              $2.93

-------------------------------------------------------------------------------
Standish H. O'Grady         July 20, 2004          40,000              $2.93
-------------------------------------------------------------------------------
Deborah D. Rieman           July 20, 2004          30,000              $2.93
-------------------------------------------------------------------------------
Jeffrey C. Smith             June 2, 2004          80,000              $4.80
-------------------------------------------------------------------------------
James P. Scullion           July 20, 2004          40,000              $2.93
                        December 16, 2004          15,000              $3.36
-------------------------------------------------------------------------------

              Employment Contracts, Termination of Employment and
                         Change-in-Control Arrangements

      Except as described below, we have not entered into employment agreements with our named executive officers, and their employment may be terminated at any time at the discretion of our Board of Directors.

      Effective July 7, 2003, Tumbleweed entered into an employment agreement with Timothy G. Conley. The agreement provided that Mr. Conley would serve as the Vice President--Finance and Chief Financial Officer of Tumbleweed for a base salary of $175,000 per year. The agreement also provided that Tumbleweed could terminate Mr. Conley's employment at any time with or without "cause" or was subject to "constructive discharge," as defined in the agreement following a "change of ownership control" as defined in the agreement, Mr. Conley would be entitled to continue to receive his salary for twelve months, receive reimbursement of all COBRA costs for twelve months and continue vesting his options for twelve months.

      On April 15, 2005, Tumbleweed entered into an at-will employment agreement with Denis Brotzel, Senior Vice President of Worldwide Sales. Under the agreement, Mr. Brotzel will be paid a base salary of $180,000 per year and will be eligible for variable compensation of up to $170,000 annually, based on performance milestones. The agreement also provides for certain severance payments if Mr. Brotzel's employment is terminated for any reason other than cause (or on account of death or disability). The terms of the severance payments vary based on the date of termination. From the effective date of the agreement through October 31, 2005, the severance payment shall be composed of a lump sum payment equal to his base salary and maximum variable compensation for the period from the date of termination through April 30, 2006, reimbursement for COBRA premiums through April 30, 2006, and accelerated vesting of stock options that would have vested as of April 30, 2006. From November 1, 2005 through April 30, 2006, the severance payment shall be composed of six months base salary and variable compensation, reimbursement for six months of COBRA premiums, and six months vesting acceleration of any unvested stock options. On or after May 1, 2006, the severance payment shall be composed of the greater of $45,000 or four months of Mr. Brotzel's base salary, plus reimbursement for four months of COBRA premiums.

Limitation of Liability and Indemnification

      Our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

      o for any breach of the director's duty of loyalty to us or our stockholders;

      o for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

      o    under Section 174 of the Delaware law; or

      o for any transaction from which the director derives an improper personal benefit.

      Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION[1]

      Our executive compensation program presently is administered by the three-member Compensation Committee of the Board of Directors set forth below. These Compensation Committee members are not our employees.

What are our policies regarding executive compensation?

Section 162 Policy

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the 1999 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

Executive Compensation Policies

      The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to our success, to align the financial interests of executive officers with our performance, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve our business objectives and to reward individual performance. Our executive compensation package consists of three components: base salary and related benefits; bonus program; and stock options.

      The first component of our executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. Tumbleweed's policy during 2004 was to pay salaries that reflected the executive's position in the Company and his contributions that were designed to be competitive with a comparison group of other software companies and secure messaging companies (the "Comparison Group"). While the Comparison Group is comprised primarily of software companies, companies outside of the software field are also included because Tumbleweed believes, and the Compensation Committee concurs, that the market for executive talent is broader than simply software companies. In determining the salaries of executive officers, the Company's policy has been to target the salary range for executive officers at a level which is competitive with the Comparison Group (taking into account total cash compensation), with salaries above that level available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments have in the past been awarded based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company's overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit's financial results have been taken into account.

      The second component of our executive compensation package is a bonus program. Generally, the Compensation Committee, together with Tumbleweed management and other members of the Board of Directors, establishes objectives at the beginning of the year. At the end of each year, the Compensation Committee reviews management's and the company's achievement against those objectives and recommends a bonus based on the achievement of those objectives. The bonus plan in effect during 2004 (in which Mr. Smith was eligible to participate) provided for payment of cash bonuses based upon individual performance and the achievement of annual performance-based corporate objectives, including some combination revenue growth, gross sales, and employee satisfaction as measured.

      The third component of our executive compensation package is stock options, which we believe are critical as an incentive tool designed to more closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with us. Generally, we grant stock options at fair market exercise prices, as determined at the time of grant. Our stock option plans have been established to provide all our employees with an opportunity to share, along with our stockholders, in our long-term performance. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to our executive officers are performance-based options. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive's existing options.

      Following Mr. Smith's announcement that he was stepping down as Chief Executive Officer of Tumbleweed once a successor had been retained, the Compensation Committee met and discussed employment agreements for executive officers. At that time the Compensation Committee determined that in order to the continued stability of sales management and avoid any disruptions in the execution of Tumbleweed's sales plan in the best interest of Tumbleweed that Mr. Brotzel, Senior Vice President of Worldwide Sales, be given an employment contract with guaranteed severance arrangements if Mr. Brotzel were terminated. After reviewing and discussing the terms of such arrangement with management and counsel, and following negotiations with Mr. Brotzel, the terms of the employment agreement were finalized. On April 15, 2005, Tumbleweed entered into an at-will employment agreement with Denis Brotzel, Senior Vice President of Worldwide Sales. Under the agreement, Mr. Brotzel will be paid a base salary of $180,000 per year and will be eligible for variable compensation of up to $170,000 annually, based on performance milestones. The agreement also provides for certain severance payments if Mr. Brotzel's employment is terminated for any reason other than cause (or on account of death or disability). The terms of the severance payments vary based on the date of termination. From the effective date of the agreement through October 31, 2005, the severance payment shall be composed of a lump sum payment equal to his base salary and maximum variable compensation for the period from the date of termination through April 30, 2006, reimbursement for COBRA premiums through April 30, 2006, and accelerated vesting of stock options that would have vested as of April 30, 2006. From November 1, 2005 through April 30, 2006, the severance payment shall be composed of six months base salary and variable compensation, reimbursement for six months of COBRA premiums, and six months vesting acceleration of any unvested stock options. On or after May 1, 2006, the severance payment shall be composed of the greater of $45,000 or four months of Mr. Brotzel's base salary, plus reimbursement for four months of COBRA premiums.

Chief Executive Officer Compensation

      Mr. Smith's 2004 bonus and salary were set by the Committee with due regard to his industry experience, competitive salary information and current market conditions. Mr. Smith's at-target compensation of $280,000 is significantly below the Comparison Group and industry standard. As a founder of Tumbleweed, the Compensation Committee has been mindful of Mr. Smith's substantial equity position in Tumbleweed and has not increased his salary despite the belief that his salary is substantially less than customary levels for a comparable executive in the technology industry and within the Comparison Group. Mr. Smith's total compensation was based on our 2004 results and his individual performance with respect to meeting previously established performance objectives measured both quarterly and annually. In particular, the Compensation Committee assessed Mr. Smith's performance against a broad range of leadership criteria, including: strategic thinking and providing vision and direction around new product development, marketing, intellectual property development and enforcement, accelerating change, integrity, maintaining motivation and energized personnel during a period of change, delivering revenues and personal development. Based on the Company results including, revenue growth and gross profit increase of 42% from fiscal year ended December 31, 2003 to fiscal year ended December 31, 2004, the Compensation Committee determined that Mr. Smith's 2004 performance merited full payment of his 2004 bonus.

                                                Compensation Committee

                                                Kenneth R. Klein (Chairman)
                                                Christopher H. Greendale
                                                Deborah D. Rieman
_________________

[1] The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal 2004 were Kenneth
R. Klein and David R. Marquardt. None of the members of the Compensation Committee during fiscal 2004 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC's rules requiring disclosure of related party transactions.

                         REPORT OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS[2]

      The Audit Committee is comprised of three outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") listing standards. In fiscal 2002, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee's duties and responsibilities. The charter was revised as of April 22, 2004 to reflect new SEC regulations and NASD rules.

      The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with management and with our independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

      Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

                                                Audit Committee

                                                James P. Scullion (Chairman)
                                                Christopher H. Greendale
                                                Standish H. O'Grady


_________________

[2] The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                      AUDIT FEES AND PRE-APPROVAL POLICIES

      The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by KPMG LLP for fiscal 2004 and fiscal 2003.

                                                 2004           2003
                                            -------------  -------------
   Audit Fees                                 $  751,200     $  390,500
   Audit-Related Fees                         $      -0-     $      -0-
   Tax Fees                                   $      -0-     $      -0-
   All Other Fees                             $      -0-     $      -0-
                                            -------------  -------------
         Total                                $  751,200     $  390,500
                                            =============  =============

      As provided in its charter, the Audit Committee reviews, and in its sole discretion pre-approves, the Independent Auditors' annual engagement letter including proposed fees and all audit and non-audit services provided by the Independent Auditors. All of the above services and estimates of the expected fees were reviewed and approved by the Audit committee before the respective services were rendered. The Audit Committee has considered the nature and amount of the fees billed by KPMG LLP and believes that provision of the services for activities unrelated to audit is compatible with maintaining KPMG LLP's independence.

                     PERFORMANCE MEASUREMENT COMPARISON[3]

      The following graph shows the change in our cumulative total stockholder return beginning after the close of trading August 6, 1999, when our common stock was priced at $12.00 per share for sale in our initial public offering, based upon the market price of our common stock, compared with: (i) the cumulative total return on Nasdaq Sotck Market Composite Index and (ii) the S&P 500 Internet Software and Services Index. The graph assumes a total initial investment of $100 as of August 6, 1999, and shows a "Total Return" that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT


                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                 AMONG TUMBLEWEED COMMUNICATIONS CORPORATION,
                THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
               AND THE S & P INTERNET SOFTWARE & SERVICES INDEX


[LINE GRAPH OMITTED]

* $100 invested on 8/6/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright (c)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
___________________

[3] The material in this performance measurement comparison is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than: compensation arrangements, which are described above; and the transactions described below.

      Gregory C. Smith, a brother of Jeffrey C. Smith, is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), which began providing legal services to Tumbleweed in July 1998. Total fees paid to Skadden Arps in 2004 was approximately for matters relating to Tumbleweed's intellectual property, Tumbleweed's acquisitions of Corvigo and Incubator and general and litigation matters.

      Curtis H. Smith, a brother of Jeffrey C. Smith, is a principal at First Albany Capital ("First Albany"), which provided financial advisement services to Tumbleweed in 2004 related to the acquisition of Corvigo. Total fees paid to First Albany were approximately $185,000 in 2004.

                                 OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

                             ADDITIONAL INFORMATION

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of "householding" potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

                                             By Order of the Board of Directors

                                             /s/ Bernard J. Cassidy
                                             Bernard J. Cassidy
                                             Secretary

                                             May 13, 2005

      A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2004 has been included within the package of materials sent to you.

                                     PROXY

                        TUMBLEWEED COMMUNICATIONS CORP.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2005

      The undersigned hereby appoints Eric C. Schlezinger and Bernard J. Cassidy, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the "Company") to be held at the Company's corporate offices located at 700 Saginaw Drive, Redwood City, California, on June 9, 2005 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      Unless a contrary direction is indicated, this Proxy will be voted for Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                SIDE

TUMBLEWEED COMMUNICATIONS CORP.              VOTE BY INTERNET - www.proxyvote.com Use the Internet to
700 SAGlNAW DRIVE                            transmit your voting instructions and for electronic
REDWOOD CITY, CA 94063                       delivery of  information up until 11:59P.M. Eastern Time
                                             the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an
                                             electronic voting instruction form.


                                             VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
                                             Eastern Time the day before the cut-off date or meeting
                                             date. Have your proxy card in hand when you call and then
                                             follow the instructions.


                                             VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to
                                             Tumbleweed Communications Corp., c/o ADP, 51 Mercedes Way,
                                             Edgewood, NY 11717.



  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK
               INK AS FOLLOWS:                          TMBWE1         KEEP THIS PORTION FOR YOUR RECORDS
----------------------------------------------------------------------------------------------------------
                                                                      DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TUMBLEWEED COMMUNICATIONS CORP.

MANAGEMENT RECOMMENDS A VOTE FOR THE
NOMINEES FOR DIRECTOR LISTED BELOW.

Vote On Directors

                                                                        To withhold authority to vote,
                                              For   Withhold  For All   mark "For All Except"and write
1. Election of Directors                      All     All     Except    the nominee's number on the
                                                                        line below.
   Nominees: (01) Christopher H. Greendale
             (02) Standish H. O'Grady         |_|     |_|       |_|     ________________________________

Vote On Proposal                                                                     For   Against Abstain

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify selection of KPMG LLP as independent auditors of the Company for
   its fiscal year ending December 31, 2005.                                          |_|     |_|     |_|

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, sign, date and promptly return this proxy
in the enclosed return envelope which is postage prepaid
if mailed in the United States.
|----------------------------------------|----------|  |----------------------------------------|----------|
|                                        |          |  |                                        |          |
|----------------------------------------|----------|  |----------------------------------------|----------|
Signature [PLEASE SIGN WITHIN BOX]           Date        Signature [Joint Owners]                   Date
